UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2007

1-12340
(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware 03-0339228
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676
(Address of registrant's principal executive office)

(802) 244-5621
(Registrant's telephone number)

Item 1.01 Entry into a Material Definitive Agreement

On September 5, 2007, Green Mountain Coffee Roasters, Inc. (the "Company") entered into the Amendment No. 1 (the "Amendment") to the Revolving Credit Agreement, dated as of June 15, 2006, by and among the Company as borrower, Bank of America, N.A., as administrative agent and lender, the other lenders party thereto, and Banc of America Securities, LLC, as sole lead arranger and sole book manager. The Amendment increases the maximum amount of capital expenditures permitted in fiscal year 2007 from $20 million to $30 million and thereafter provides for a $5 million incremental increase in permitted capital expenditures per year until fiscal year 2011. The Amendment is effective as of August 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By: /s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer

Date: September 10, 2007